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                                                                   EXHIBIT 23.11



                 CONSENT OF PADDOCK LINDSTROM & ASSOCIATES LTD.



         We consent to the reference to our appraisal report for Devon Energy Corporation as of December 31, 1999, and to our appraisal report for Northstar Energy Corporation as of the years ended December 31, 1998 and 1997, incorporation by reference.



                                       PADDOCK LINDSTROM & ASSOCIATES LTD.


                                       /s/ D.L. Paddock, P. Eng.
                                       -------------------------
                                       D.L. Paddock, P. Eng.
                                       Vice-President


June 22, 2000